UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 28, 2021

Pioneer Energy Services LLC

(as successor in interest to Pioneer Energy Services Corp.)

Delaware	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N., Suite 800

Houston, TX 77064

(Address of principal executive offices and zip code)

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

(Former address of principal office)

(281) 765-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2021 by Pioneer Energy Services Corp., a Delaware corporation (the “Company”), the Company, Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson”), Crescent Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Patterson (“Merger Sub Inc.”), and Crescent Ranch Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Patterson (“Merger Sub LLC”), entered into an Agreement and Plan of Merger dated July 5, 2021 (as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated September 13, 2021, the “Merger Agreement”), which provided for, among other things, (i) the merger of Merger Sub Inc. with and into the Company, with the Company continuing as the surviving entity (the “Surviving Corporation”) (the “First Company Merger”) and (ii) immediately following the First Company Merger, the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Surviving Company”) (the “Second Company Merger” and, together with the First Company Merger, the “Mergers”).

On October 1, 2021 (the “Closing Date”), following approval by the stockholders and convertible noteholders of the Company at the special meeting held on September 28, 2021 (the “Special Meeting”), the Mergers were consummated in accordance with the terms of the Merger Agreement. In connection with the consummation of the Mergers, Patterson paid aggregate consideration of 26,275,000 shares of Patterson common stock, $0.01 par value per share (the “Patterson Common Stock”), and $30 million of cash. The issuance of shares of the Patterson Common Stock pursuant to the terms of the Merger Agreement was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Patterson’s registration statement on Form S-4, as amended (File No. 333-258424), which was declared effective by the SEC on August 27, 2021 (the “Patterson Registration Statement”). The proxy statement/prospectus included in the registration statement contains additional information about the Mergers.

Item 1.02	Termination of a Material Definitive Agreement.

Credit Facility

In connection with the consummation of the Mergers, on the Closing Date, the Company terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under that certain Credit Agreement, dated as of May 29, 2020 (as amended from time to time, the “Credit Agreement”), by and among the Company and certain of its subsidiaries, as borrower, the lenders party thereto and PNC Bank, National Association, a national banking association, as administrative agent, sole lead arranger and sole book runner. In connection with the termination of the Credit Agreement, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full and all liens securing such obligations and any letter of credit or hedging obligations permitted by the Credit Agreement to be secured by such liens and guarantees of such obligations were released (other than customary cash collateralization of certain letters of credit that will remain outstanding).

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, on the Closing Date, the Mergers were consummated in accordance with the terms of the Merger Agreement. In connection with the consummation of the Mergers, among other things, each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the First Company Merger (the “Effective Time”) (including shares subject to Company Restricted Awards (as defined in the Merger Agreement)) were at the Effective Time converted into and became exchangeable for 1.8692 (the “Exchange Ratio”) shares of Patterson Common Stock. The shares of Patterson Common Stock delivered to holders of Company Common Stock and Convertible Notes (defined below) at the closing of the Mergers and the other transactions contemplated by the Merger Agreement are referred to as the “Merger Consideration.”

Additionally, on the Closing Date, a number of shares that would be issuable to the holders of the Company’s 5.00% Convertible Senior Unsecured PIK Notes due 2025 (the “Convertible Notes”) upon completion of an “Accelerated Mandatory Conversion” of the Convertible Notes pursuant to that certain Indenture, dated May 29, 2020, between the Company and Wilmington Trust, National Association, as trustee, governing the Convertible Notes, as amended and supplemented by the First Supplemental Indenture thereto dated May 11, 2021 (the “Convertible Notes Indenture”), were set aside out of the Merger Consideration. The Company will effect an “Accelerated Mandatory Conversion” of the Convertible Notes no later than the fifth trading day following the Closing Date, and upon completion of the “Accelerated Mandatory Conversion,” the exchange agent will distribute to the holders of the Convertible Notes the shares of Patterson Common Stock out of the Merger Consideration that such holders are entitled to receive.

Further, on the Closing Date, the Company’s Senior Secured Floating Rate Notes due 2025 (the “Senior Notes”) were redeemed at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Closing Date. In accordance with the Merger Agreement and the Third Supplemental Indenture, dated August 25, 2021, to that certain Indenture, dated May 29, 2020, between the Company and Wilmington Trust, National Association, as trustee and security agent, governing the Senior Notes, as amended and supplemented by the First Supplemental Indenture thereto dated March 3, 2021 and the Second Supplemental Indenture thereto dated May 11, 2021, the redemption price was paid in a combination of cash and shares of Patterson Common Stock.

The issuance of shares of Patterson Common Stock pursuant to the terms of the Merger Agreement were registered under the Securities Act, pursuant to the Patterson Registration Statement. The proxy statement/prospectus included in the registration statement contains additional information about the Mergers.

The foregoing description of the Mergers and the Merger Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 2.01, Item 5.03 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the First Company Merger, at the Effective Time, the Company became a wholly owned subsidiary of Patterson. Immediately following the First Company Merger, as a result of the consummation of the Second Company Merger, the Company merged with and into the Surviving Company, a wholly owned subsidiary of Patterson.

The information set forth in the Introductory Note, Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, each director and officer of the Company prior to the Effective Time ceased his or her respective service as a director or officer of the Company as of the Effective Time.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Second Company Merger, the certificate of formation and limited liability company agreement of Merger Sub LLC as in effect immediately prior to the effective time of the Second Company Merger became the certificate of formation and limited liability company agreement of the Surviving Company, except that all references in such certificate of formation to Merger Sub LLC were automatically amended to become references to Pioneer Energy Services LLC. The certificate of formation and limited liability company agreement of Pioneer Energy Services LLC in effect at the Effective Time are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

The foregoing disclosures are subject to and qualified in their entirety by reference to Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, which are incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 28, 2021, the Company held the Special Meeting to vote upon the following matters: (i) a proposal to approve and adopt the terms of the Merger Agreement and the transactions contemplated thereby (the “Merger Proposal”) and (ii) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers contemplated by the Merger Agreement (the “Compensation Proposal”).

As of the close of business on August 25, 2021, the record date for the Special Meeting, there were 1,822,670 shares of Company Common Stock outstanding and 10,206,151 shares of Company Common Stock reserved for issuance upon conversion of the Convertible Notes entitled to vote on all matters. At the Special Meeting, 11,276,005 shares of Company Common Stock eligible to vote were present virtually during the Special Meeting or represented by proxy, constituting a quorum. At the Special Meeting, the Company’s stockholders and convertible noteholders approved the Merger Proposal and the Compensation Proposal by the affirmative vote of the number of shares of Company Common Stock required to approve such proposals.

The results of the Company stockholder and convertible noteholder votes taken at the Special Meeting, by proposal, were as follows:

Proposal 1 - Merger Proposal

For	Against	Abstentions	Broker Non-Votes
11,270,950	4,444	661	N/A

Proposal 2 - Compensation Proposal

For	Against	Abstentions	Broker Non-Votes
8,762,863	109,526	2,403,666	N/A

Item 8.01	Other Events.

In connection with the closing of the Mergers and the other transactions contemplated by the Merger Agreement, the Company entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Convertible Notes Indenture on October 1, 2021. The Second Supplemental Indenture amends the Convertible Notes Indenture to, among other things, allow for the conversion of Convertible Notes into shares of Patterson Common Stock.

The foregoing description of the Second Supplemental Indenture is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 5, 2021, by and among Pioneer Services Corp., Patterson-UTI Energy, Inc., Crescent Merger Sub Inc. and Crescent Ranch Second Merger Sub LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-08182, filed with the SEC on July 6, 2021).

Exhibit Number	Description

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated September 13, 2021, among Pioneer Energy Services Corp., Patterson-UTI Energy, Inc., Crescent Merger Sub Inc., and Crescent Ranch Second Merger Sub LLC (incorporated by reference to the Company’s DEFA14A, File No. 001-08182, filed with the SEC on September 17, 2021).

3.1*	Certificate of Formation of Pioneer Energy Services LLC (f/k/a Crescent Ranch Second Merger Sub LLC), dated June 29, 2021, as amended by the Certificate of Merger, filed with the Secretary of State of the State of Delaware, on October 1, 2021.

3.2*	Limited Liability Company Agreement of Pioneer Energy Services LLC (f/k/a Crescent Ranch Second Merger Sub LLC), dated June 29, 2021.

4.1*	Second Supplemental Indenture to the Convertible Notes Indenture, dated October 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES LLC

Dated: October 4, 2021	By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer